Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of BioRestorative Therapies, Inc. (the “Company”) on Form S-1 MEF pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated April 29, 2021, except for Note 13, as to which the date is October 29, 2021, with respect to the consolidated financial statements of the Company as of December 31, 2020 and 2019, and for the years then ended appearing in the Amendment No. 3 to the Registration Statement on Form S-1 (333-258611).

/s/ Friedman LLP

Marlton, New Jersey
November 4, 2021